SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SPARK NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

JOHN H. LEWIS

OSMIUM PARTNERS, LLC

OSMIUM CAPITAL, LP

OSMIUM CAPITAL II, LP

OSMIUM SPARTAN, LP

OSMIUM DIAMOND, LP

STEPHEN J. DAVIS

MICHAEL J. MCCONNELL

WALTER L. TUREK

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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On May 20, 2014, Osmium Partners published the letter to shareholders set forth below.

*            *             *

Osmium Partners Releases Presentation Urging Change at Spark Networks

GREENBRAE, Calif., May 20, 2014/PRNewswire/ — “Adjusted EBITDA margins are a staggering 42% below management’s own at-scale target,” commented Osmium’s Managing Partner John Lewis. “We believe a flawed strategy, along with a weakening Jewish Networks business and poor governance will continue to negatively impact the Company.”

Our presentation can be accessed by visiting okapivote.com/osmium.

Dear Fellow Shareholders,

Osmium Partners is Spark Networks’ (NYSE MKT: LOV) largest shareholder, beneficially owning 14.2% of shares outstanding. Spark’s CEO Greg Liberman believes the Company has shown great and continually improving success over the past several years under his leadership and under the supervision of the current Board.1

The facts disagree, as noted below:

•	Since 2011, net losses increased from -$1.6 million to -$12.4 million[2]

•	Since 2011, return on capital decreased from 0% to -55.5%, return on assets from 0% to -23.3%[3]

•	Since May 2013 equity offering, Spark’s cash balance has plunged -40%[4]

•	BOTH Christian Networks and Jewish Networks are showing revenue declines[5]

•	Spark’s share price is near 52-week lows.[6]

We recently filed additional proxy materials with the SEC, including an 86 page presentation highlighting years of financial and operational underperformance, poor governance and our action plan. In our presentation, we specifically address the following:

•	11 key reasons why we believe immediate action is needed at Spark Networks

•	Christian Networks strategy is being executed with competitive disadvantages versus peers

•	Poor results highlight competitive disadvantages without accountability or shareholder oversight

•	At the current rate of cash burn, we believe Spark will run out of cash in the middle of 2015[7]

•	Share price has significantly underperformed the peer group over more than a sufficient time period[8]

•	Jewish Networks is in steep decline, as recent results showed the lowest quarterly paid subscriber count, contribution margin, and quarterly revenue since 2006[9]

•	Notable historic related party concerns with a new board member[10]

•	CEO pay and option dilution comparison to peer group

•	Multiple issues with the Company’s corporate governance practices.

We urge shareholders to vote the “GOLD Proxy Card” ahead of Spark Networks’ annual meeting, which will be held on June 18, 2014. We urge you to discard the Company’s white proxy card. We believe immediate and decisive action is required in order to put the Company on a trajectory for better governance and value creation.

Sincerely,

John Lewis

Contact: John H. Lewis

Osmium Partners, LLC

(415)785-4044

jl@osmiumpartners.com

ON MAY 1, 2014, OSMIUM PARTNERS AND THE OTHER PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY OSMIUM PARTNERS, LLC AND THEIR AFFILIATES FROM THE STOCKHOLDERS OF SPARK NETWORKS, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF SPARK NETWORKS, INC. FROM THE PARTICIPANTS AT NO CHARGE AT WWW.OKAPIVOTE.COM/OSMIUM AND BY REQUEST, AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT MAY 7, 2014.

IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING OR DELIVERING YOUR GOLD PROXY CARD, NEED ADDITIONAL COPIES OF THE OSMIUM PARTNERS’ PROXY MATERIALS, OR OTHERWISE REQUIRE ASSISTANCE, PLEASE CONTACT:

437 Madison Avenue, 28th Floor New York, N.Y. 10022 (212) 297-0720 Stockholders Call Toll-Free at: (855) 305-0856

Osmium’s Proxy Statement and GOLD Proxy Card are Available at:

okapivote.com/osmium

[1]	Spark Networks, Inc., Form Schedule 14A filed with the SEC on May 15, 2014.
[2]	Spark Networks, Inc., Forms 10-K filed with the SEC on March 14, 2014, March 8, 2013 and March 27, 2012.
[3]	Capital IQ, Inc.
[4]	Capital IQ, Inc.
[5]	Spark Networks, Inc., Form 10-Q filed with the SEC on May 12, 2014.
[6]	Capital IQ, Inc.
[7]	Spark Networks, Inc., Form 10-Q filed with the SEC on May 12, 2014.
[8]	Capital IQ, Inc.
[9]	Spark Networks, Inc., Forms 10-Q filed with the SEC from May 8, 2006 to May 12, 2014.
[10]	Spark Networks, Inc., Form Schedule 14A filed with the SEC on April 30, 2014.